Exhibit 5.1

August 11, 2016	+1 617 526 6000 (t)
+1 617 526 5000 (f)
Franklin Street Properties Corp.	wilmerhale.com
401 Edgewater Place, Suite 200
Wakefield, MA 01880

Re:                             Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-201459) (the “Registration Statement”) filed on January 12, 2015, by Franklin Street Properties Corp., a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale from time to time of shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company, which may be issued and sold by the Company and sold by selling stockholders from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act and in reliance on Rule 456(b) and Rule 457(r) under the Securities Act, and (ii) the prospectus supplement, dated August 11, 2016 (the “Prospectus Supplement”), to the prospectus included in the Registration Statement (the “Base Prospectus”) relating to the issuance and sale by the Company of up to 6,125,000 shares of Common Stock (the “Shares”).

The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into by and between the Company and the several underwriters named in Schedule A thereto (each an “Underwriter” and collectively, the “Underwriters”) for which Robert W. Baird & Co. Incorporated and BMO Capital Markets Corp. are acting as representatives, which agreement is being filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K to be filed on or about August 11, 2016.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined a signed copy of the Registration Statement, as filed with the Commission, and a copy of the Prospectus Supplement. We have also examined and relied upon the Underwriting Agreement, the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company and the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company provided to us by the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Maryland and the federal laws of the United States of America.  We also express no opinion herein with respect to (i) the securities or “blue sky” laws of any state or other jurisdiction of the United States or any foreign jurisdiction, or (ii) the antifraud laws of any jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is provided to you as a legal opinion only and is not a guaranty or warranty of the matters discussed herein.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any changes in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed on or about August 11, 2016 in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the Base Prospectus and Prospectus Supplement under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Best regards,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Thomas S. Ward
Thomas S. Ward, Partner

[Signature Page to 5.1 Opinion]